Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

19-02

Contacts:	Derrick Jensen, CFO	Media - Lynn Hancock
	Kip Rupp, CFA - Investor Relations	Ward
	Quanta Services, Inc.	713-818-6719
713-629-7600

QUANTA SERVICES REPORTS 2018 FOURTH QUARTER AND ANNUAL RESULTS

Record Annual Revenues and Total Backlog

Annual Net Income Attributable to Common Stock of $293.3 Million and Record Adjusted EBITDA of $902.2 Million

Annual GAAP Diluted EPS of $1.90 and Record Adjusted Diluted EPS of $2.81

Fourth Quarter GAAP Diluted EPS of $0.38 and Record Adjusted Diluted EPS of $0.96

2018 Stock Repurchases of $451.3 Million

Full-Year 2019 Guidance Reflects Expected Growth in Net Income, Adjusted EBITDA, EPS & Cash Flow

HOUSTON – Feb. 21, 2019 - Quanta Services, Inc. (NYSE: PWR) today announced results for the three and twelve months ended December 31, 2018. Revenues in the fourth quarter of 2018 were a record $3.11 billion, compared to revenues of $2.48 billion in the fourth quarter of 2017, and net income attributable to common stock was $56.8 million, or $0.38 per diluted share, in the fourth quarter of 2018, compared to net income attributable to common stock of $113.6 million, or $0.72 per diluted share, in the fourth quarter of 2017. Adjusted diluted earnings per share attributable to common stock (a non-GAAP measure) was $0.96 for the fourth quarter of 2018 compared to $0.45 for the fourth quarter of 2017.

“Quanta’s fourth quarter results capped off another record year, demonstrated by the highest levels of annual revenue, adjusted EBITDA, adjusted EPS and backlog in the company’s history. With end market drivers firmly in place and high demand for specialized skilled labor and our services, we continue to believe we are well positioned for a multi-year growth cycle in our base business and for larger projects when they occur,” said Duke Austin, President and Chief Executive Officer of Quanta Services. “Our outlook for 2019 reflects improved profitability and growth in adjusted EBITDA, earnings per share and cash flow. We are executing on our strategic growth initiatives, which, coupled with our strong financial profile, positions us well to deliver value to stockholders. To that end, during 2018, Quanta repurchased approximately $451 million of its common stock and initiated a quarterly cash dividend, demonstrating our continued confidence in the stability of Quanta’s base business and long-term growth prospects.”

Certain items that impacted the fourth quarter of 2018 are reflected as adjustments in the calculation of Quanta’s adjusted diluted earnings per share attributable to common stock and are further described in the reconciliation of adjusted diluted earnings per share attributable to common stock to GAAP diluted earnings per share attributable to common stock. The net unfavorable impact of these items was $70.0 million net of tax, or $0.46 per diluted share. Certain of these items included asset impairments of $49.4 million ($36.5

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million net of tax), or $0.24 per diluted share, related to the winding down of certain oil influenced operations and assets, and net tax charges of $36.0 million, or $0.24 per share, primarily related to recently issued regulations associated with the Tax Cuts and Jobs Act of 2017 (the Tax Act).

RECENT HIGHLIGHTS

•

East-West Tie Transmission Line Project Confirmed - In February 2019, the Ontario Energy Board designated NextBridge Infrastructure’s East-West Tie Line Transmission Project as the selected project to move forward, which Quanta was previously selected to construct. Quanta expects the majority of construction on the project to occur in 2020 and 2021, with completion expected in late 2021. Quanta’s scope of work on the project includes comprehensive construction services for approximately 290 miles of high-voltage electric transmission line in Ontario, Canada. This project has been included in backlog since the contract was signed in the fourth quarter of 2017.

•

Increasing Exposure to Delaware Basin Through Investment in WhiteWater - In February 2019, funds affiliated with First Infrastructure Capital, L.P., Quanta’s partnership with select third party investors, agreed to acquire WhiteWater Midstream, LLC (WhiteWater), which has a significant interest in the Agua Blanca natural gas pipeline system in the Delaware Basin, consisting of 160 miles of 36” diameter and smaller diameter pipeline. Quanta anticipates supporting WhiteWater’s expansion plans, including the further build-out of the Agua Blanca pipeline system, as well as other planned infrastructure projects originating in the Delaware Basin.

•

Stock Repurchased - During the fourth quarter of 2018, Quanta repurchased $233.6 million of its outstanding common stock in the open market, acquiring 7.7 million shares. With these repurchases, Quanta acquired a total of 13.9 million shares of its common stock for $451.3 million during 2018 and had approximately $298.7 million of availability remaining under its current stock repurchase authorization at December 31, 2018.

•

Quarterly Dividend Initiated - During the fourth quarter of 2018, Quanta announced an initial quarterly cash dividend of $0.04 per share, a rate of $0.16 per share on an annualized basis, which was paid in January 2019. The decision to initiate a dividend demonstrates continued confidence in the stability of Quanta’s base business, long-term growth prospects, solid financial position and commitment to enhancing stockholder value.

RESULTS FOR THE YEAR ENDED DECEMBER 31, 2018 AND 2017

Revenues in the year ended December 31, 2018 were a record $11.17 billion, compared to revenues of $9.47 billion in the year ended December 31, 2017, and net income attributable to common stock was $293.3 million in the year ended December 31, 2018, or $1.90 per diluted share, compared to net income attributable to common stock of $315.0 million, or $2.00 per diluted share, in the year ended December 31, 2017. Adjusted diluted earnings per share attributable to common stock (a non-GAAP measure) was a record $2.81 for the year ended December 31, 2018 compared to $1.97 for the year ended December 31, 2017.

Quanta completed four acquisitions during 2018 and three acquisitions during 2017. Therefore, Quanta’s results for the three and twelve months ended December 31, 2018 and 2017 included the results of the acquired businesses from their respective acquisition dates. For further information on the items that impacted comparability in 2018 and 2017, see the footnotes to the Supplemental Segment Data table and the non-GAAP reconciliations of adjusted EBITDA and adjusted diluted earnings per share attributable to common stock below.

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SEGMENT NAME CHANGE

As of December 31, 2018, Quanta changed the name of its Oil and Gas Infrastructure Services segment to Pipeline and Industrial Infrastructure Services. There was no change to the composition of the segment, and the name change was made to better reflect the work performed within the segment and the diversity of its service offerings.

OUTLOOK

The long-term outlook for Quanta’s business is positive. However, weather, regulatory, permitting, project timing, execution challenges and other factors have impacted the company’s historical results, and may impact Quanta’s future financial results. Therefore, Quanta’s financial outlook for revenues, margins and earnings reflects management’s effort to properly align these uncertainties with the backlog the company is executing on and the opportunities expected to materialize during 2019. The following forward-looking statements are based on current expectations, and actual results may differ materially.

Prior to the company’s conference call, management will post a summary of 2019 guidance expectations with additional commentary in the “Investors & Media” section of Quanta’s website at http://investors.quantaservices.com.

Quanta expects 2019 revenues to range between $10.8 billion and $11.2 billion. Several items are noteworthy when comparing the company’s 2019 guidance with 2018 results. Quanta’s 2019 guidance includes estimated emergency restoration revenues of $100 million (based on historical averages), as compared to emergency restoration revenues of $241 million in 2018, and a limited amount of estimated work to be performed for the Atlantic Coast Pipeline Project due to uncertainty as to when the project may resume construction. Further, the Fort McMurray West Transmission Line project in Alberta, Canada, which provided a significant amount of revenues during 2018, is expected to reach completion in the coming months. Despite these headwinds of over $1 billion on expected 2019 revenues, net income attributable to common stock is expected to range between $407 million and $473 million, and diluted earnings per share attributable to common stock is expected to range between $2.76 and $3.21. Quanta expects adjusted diluted earnings per share attributable to common stock (a non-GAAP measure) to range between $3.30 and $3.75. Included in Quanta’s GAAP and adjusted diluted earnings per share expectations is the recognition of approximately $0.30 per share of earnings related to the accounting treatment of previously deferred income for the Fort McMurray West electric transmission project. The project is expected to be completed and placed in commercial operation in the first half of 2019, which will result in the recognition of previously deferred profit that had been reflected in Other Expense on the company’s statement of operations. EBITDA (a non-GAAP measure) is expected to be between $816 million and $916 million, and adjusted EBITDA (a non-GAAP measure) is expected to be between $875 million and $975 million. See the tables below for reconciliations of estimated adjusted diluted earnings per share attributable to common stock to estimated GAAP diluted earnings per share attributable to common stock for the full-year 2019 and estimated EBITDA and estimated adjusted EBITDA to estimated GAAP net income attributable to common stock for the full-year 2019.

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IMPACT OF NEW LEASE ACCOUNTING IMPLEMENTATION

Effective January 1, 2019, Quanta Services will adopt the provisions of the new lease accounting standard (ASC 842). Quanta’s current assessment estimates that the impact of adopting ASC 842 will be primarily limited to its balance sheet and will result in the recognition of right-of-use assets and lease liabilities as of January 1, 2019 that are expected to be in the range of approximately $280 million to $320 million. Quanta will also continue to have short-term leases that are not recorded on its balance sheet. Quanta does not expect a material impact to its operating results, net earnings or borrowing capacity as a result of ASC 842. However, the assessment is not final, and our estimate of the impact of ASC 842 could change.

NON-GAAP FINANCIAL MEASURES

The non-GAAP measures in this press release are provided to enable investors, analysts and management to evaluate Quanta’s performance excluding the effects of certain items that management believes impact the comparability of operating results between reporting periods. In addition, management believes these measures are useful in comparing Quanta’s operating results with those of its competitors. These measures should be used in addition to, and not in lieu of, results prepared in conformity with generally accepted accounting principles in the United States (GAAP).

CONFERENCE CALL INFORMATION

Quanta Services has scheduled a conference call for 9:00 a.m. Eastern Time on February 21, 2019, which will also be broadcast live over the Internet. To participate in the call, dial 1-201-689-8345 or 1-877-407-8291 at least 10 minutes before the conference call begins and ask for the Quanta Services Fourth Quarter Earnings Conference Call or visit the Investors and Media section of the Quanta Services website at http://investors.quantaservices.com to access the Internet broadcast. Please allow at least 15 minutes to register and download and install any necessary audio software. For those who cannot participate live, shortly following the call a digital recording will be available on the company’s website and a telephonic replay will be available through February 28, 2019 by dialing 1-877-660-6853 and referencing the conference ID 136-873-17. For more information, please contact Kip Rupp, Vice President - Investor Relations at Quanta Services, at 713-341-7260 or investors@quantaservices.com.

ABOUT QUANTA SERVICES

Quanta Services is a leading specialized contracting services company, delivering comprehensive infrastructure solutions for the electric power, energy and communications industries, including design, installation, repair and maintenance. With operations throughout the United States, Canada, Latin America, Australia and select other international markets, Quanta has the manpower, resources and expertise to safely complete projects that are local, regional, national or international in scope. For more information, visit www.quantaservices.com.

FOLLOW QUANTA IR ON SOCIAL MEDIA

Investors and others should note that while we announce material financial information and make other public disclosures of information regarding Quanta through SEC filings, press releases and public conference calls, we also utilize social media to communicate this information. It is possible that the information we post on social media could be deemed material. Accordingly, we encourage investors, the media and others interested in our company to follow Quanta, and review the information we post, on the social media channels listed on our website in the Investors & Media section.

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Forward-Looking Statements

This press release (and oral statements regarding the subject matter of this press release, including those made on the conference call and webcast announced herein) contains forward-looking statements intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements relating to projected revenues, net income, earnings per share, EBITDA, weighted average shares outstanding, margins, capital expenditures, tax rates and other operating or financial results; expectations regarding Quanta’s business or financial outlook; growth, trends or opportunities in particular markets; projected or expected realization of remaining performance obligations and backlog; the potential benefits from acquisitions or investments; the expected financial and operational performance of acquired businesses; the future demand for and availability of labor resources in the industries Quanta serves; future capital allocation initiatives, including the amount, timing and strategies with respect to any future stock repurchases or expectations regarding the declaration, amount and timing of any future cash dividends; the ability to deliver increased value and return capital to stockholders; the strategic use of Quanta’s balance sheet; the expected value of contracts or intended contracts with customers; the scope, services, term and results of any projects awarded or expected to be awarded for services to be provided by Quanta; the anticipated commencement and completion dates for any projects awarded; the development of larger electric transmission and pipeline projects as well as the level of oil, natural gas and natural gas liquids prices and their impact on Quanta’s business or the demand for Quanta’s services; the impact of existing or potential legislation or regulation; potential opportunities that may be indicated by bidding activity or discussions with customers; the expected outcome of pending and threatened litigation; beliefs and assumptions about the collectability of receivables; the business plans or financial condition of Quanta’s customers; possible recovery of pending or contemplated insurance claims or change orders or affirmative claims against customers or third parties; Quanta’s plans and strategies; and the current economic and regulatory conditions and trends in the industries Quanta serves; as well as statements reflecting expectations, intentions, assumptions or beliefs about future events, and other statements that do not relate strictly to historical or current facts. Although Quanta’s management believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. These statements can be affected by inaccurate assumptions and by known and unknown risks and uncertainties that are difficult to predict or beyond Quanta’s control, including, among others, market conditions; the effects of industry, economic, financial or political conditions outside of the control of Quanta, including weakness in capital markets or any actual or potential shutdown, sequester, default or similar event or occurrence involving the U.S. federal government; quarterly variations in operating results, liquidity, financial condition, capital requirements, reinvestment opportunities or other financial results; trends and growth opportunities in relevant markets; delays, reductions in scope or cancellations of anticipated, pending or existing projects, including as a result of weather, regulatory or permitting issues, environmental processes, project performance issues, claimed force majeure events, protests or other political activity, legal challenges or customer capital constraints; the successful negotiation, execution, performance and completion of anticipated, pending and existing contracts, including the ability to obtain future project awards; Quanta’s dependence on suppliers, subcontractors, equipment manufacturers and other third party contractors, the ability to attract and the potential shortage of skilled labor; the ability to retain key personnel and qualified employees; dependence on fixed price contracts and the potential to incur losses with respect to these contracts; estimates relating to revenue recognition and costs associated with contracts; adverse weather conditions or significant weather events; the ability to generate internal growth; competition in Quanta’s business, including the ability to effectively compete for new projects and market share; the effect of natural gas, natural gas liquids and oil prices on Quanta’s operations and growth opportunities and on customer capital programs and demand for Quanta’s services; the future development of natural resources; the failure of existing or potential legislative actions to result in demand for Quanta’s services; fluctuations of prices of certain materials used in Quanta’s business, including as a result of the imposition of tariffs or changes in U.S. trade relationships with other countries; liabilities associated with multiemployer pension plans, including underfunding of liabilities and termination or withdrawal liabilities; unexpected costs or liabilities that may arise from pending or threatened litigation, indemnity obligations or other claims or actions asserted against Quanta, including liabilities for claims, fines or penalties that are not covered by, or in excess of, third-party insurance; the outcome of pending or threatened litigation; risks relating to the potential unavailability or cancellation of third-party insurance, the exclusion of coverage for certain losses, and potential increases in premiums for coverage deemed beneficial to Quanta; damage to our brand or reputation as a result of cybersecurity or data privacy breaches, environmental and occupational health and safety matters, or corporate scandal; cancellation provisions within contracts and the risk that contracts expire and are not renewed or are replaced on less favorable terms; loss of customers with whom Quanta has long-standing or significant relationships; the potential that participation in joint ventures or similar structures exposes Quanta to liability and/or harm to its reputation for acts or omissions by partners; Quanta’s inability or failure to comply with the terms of its contracts, which may result in additional costs, unexcused delays, warranty claims, failure to meet performance guarantees, damages or contract terminations; the inability or refusal of customers to pay for services, including failure to collect outstanding receivables; the failure to recover on payment claims against project owners or third party contractors or to obtain adequate compensation for customer-requested change orders; the failure of Quanta’s customers to comply with regulatory requirements applicable to their projects, which may result in project delays and cancellations; budgetary or other constraints that may reduce or eliminate tax incentives or government funding for projects, which may result in project delays or cancellations; estimates and assumptions in determining financial results, remaining performance obligations and backlog; the ability to successfully complete remaining performance obligations or realize backlog; risks associated with operating in international markets, including instability of foreign governments, currency exchange fluctuations, and compliance with unfamiliar foreign legal systems and cultural practices, the U.S. Foreign Corrupt Practices Act and other applicable anti-bribery and anti-corruption laws and complex tax regulations and international treaties; the ability to successfully identify, complete, integrate and realize synergies from acquisitions; the potential adverse impact resulting from uncertainty surrounding investments and acquisitions, including the ability to retain key personnel from acquired businesses, the potential increase in risks already existing in Quanta’s operations and poor performance or decline in value of Quanta’s investments; the adverse impact of impairments of goodwill, receivables, property and equipment and other intangible assets or investments; growth outpacing Quanta’s decentralized management and infrastructure; requirements relating to governmental regulation and changes thereto; inability to enforce Quanta’s intellectual property rights or the obsolescence of such rights; risks related to the implementation of new information technology solutions; the impact of a unionized workforce on operations, including labor stoppages or interruptions due to strikes or lockouts; the cost of borrowing, availability of cash and credit, fluctuations in the price and volume of Quanta’s common stock, debt covenant compliance, interest rate fluctuations and other factors affecting financing and investing activities; the ability to access sufficient funding to finance desired growth and operations; the ability to obtain performance bonds; the ability to continue to meet certain regulatory requirements applicable to Quanta and its subsidiaries; rapid technological and other structural changes that could reduce the demand for Quanta’s services; new or changed tax laws, treaties or regulations; increased costs associated with regulatory changes, including labor costs or healthcare costs; significant fluctuations in foreign currency exchange rates; and other risks and uncertainties detailed in Quanta’s Annual Report on Form 10-K for the year ended Dec. 31, 2017, Quarterly Reports on Form 10-Q for the quarters ended Mar. 31, 2018, June 30, 2018 and Sept. 30, 2018 and any other documents that Quanta files with the Securities and Exchange Commission (SEC). For a discussion of these risks, uncertainties and assumptions, investors are urged to refer to Quanta’s documents filed with the SEC that are available through the company’s website at www.quantaservices.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at www.sec.gov. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. Quanta does not undertake and expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Quanta further expressly disclaims any written or oral statements made by any third party regarding the subject matter of this press release.

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Quanta Services, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

For the Three and Twelve Months Ended

December 31, 2018 and 2017

(In thousands, except per share information)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
Revenues	$3,112,218	$2,478,627	$11,171,423	$9,466,478
Cost of services (including depreciation)	2,692,503	2,155,751	9,691,459	8,224,618

Gross profit	419,715	322,876	1,479,964	1,241,860
Selling, general and administrative expenses	212,008	206,264	857,574	777,920
Amortization of intangible assets	12,459	10,170	43,994	32,205
Asset impairment charges	49,375	58,057	49,375	58,057
Change in fair value of contingent consideration liabilities	(3,575)	(5,171)	(11,248)	(5,171)

Operating income	149,448	53,556	540,269	378,849
Interest expense	(11,770)	(6,652)	(36,945)	(20,946)
Interest income	427	185	1,555	832
Other expense, net	(9,314)	(1,164)	(47,213)	(4,978)

Income before income taxes	128,791	45,925	457,666	353,757
Provision for (benefit from) income taxes	71,000	(69,651)	161,659	35,532

Net income	57,791	115,576	296,007	318,225
Less: Net income attributable to non-controlling interests	975	2,015	2,661	3,247

Net income attributable to common stock	$56,816	$113,561	$293,346	$314,978

Earnings per share attributable to common stock:
Basic	$0.38	$0.72	$1.92	$2.02

Diluted	$0.38	$0.72	$1.90	$2.00

Shares used in computing earnings per share:
Weighted average basic shares outstanding	149,531	157,457	152,963	156,124

Weighted average diluted shares outstanding	150,827	158,584	154,226	157,155

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Quanta Services, Inc. and Subsidiaries Condensed Consolidated Balance Sheets (In thousands) (Unaudited)

	December 31, 2018	December 31, 2017
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$78,687	$138,285
Accounts receivable, net	2,354,737	1,985,077
Contract assets	576,891	497,292
Inventories	107,732	80,890
Prepaid expenses and other current assets	208,057	168,363

Total current assets	3,326,104	2,869,907
PROPERTY AND EQUIPMENT, net	1,276,032	1,288,602
OTHER ASSETS, net	293,592	189,866
OTHER INTANGIBLE ASSETS, net	280,180	263,179
GOODWILL	1,899,879	1,868,600

Total assets	$7,075,787	$6,480,154

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt and short-term debt	$65,646	$1,220
Accounts payable and accrued expenses	1,314,520	1,057,460
Contract liabilities	425,961	433,387

Total current liabilities	1,806,127	1,492,067
LONG-TERM DEBT AND NOTES PAYABLE, net of current maturities	1,040,532	670,721
DEFERRED INCOME TAXES AND OTHER NON-CURRENT LIABILITIES	623,675	521,737

Total liabilities	3,470,334	2,684,525

TOTAL STOCKHOLDERS’ EQUITY	3,604,159	3,791,571
NON-CONTROLLING INTERESTS	1,294	4,058

TOTAL EQUITY	3,605,453	3,795,629

Total liabilities and equity	$7,075,787	$6,480,154

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Quanta Services, Inc. and Subsidiaries Supplemental Segment Data For the Three and Twelve Months Ended December 31, 2018 and 2017 (In thousands, except percentages) (Unaudited)

Segment Results

Quanta reports its results under two reportable segments: (1) Electric Power Infrastructure Services and (2) Pipeline and Industrial Infrastructure Services, as set forth below.

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2018		2017		2018		2017
Revenues:
Electric Power Infrastructure Services	$1,659,146	53.3%	$1,574,853	63.5%	$6,415,562	57.4%	$5,599,836	59.2%
Pipeline and Industrial Infrastructure Services	1,453,072	46.7	903,774	36.5	4,755,861	42.6	3,866,642	40.8

Consolidated revenues	$3,112,218	100.0%	$2,478,627	100.0%	$11,171,423	100.0%	$9,466,478	100.0%

Operating income (loss):
Electric Power Infrastructure Services	$162,199	9.8%	$155,361	9.9%	$628,286	9.8%	$518,130	9.3%
Pipeline and Industrial Infrastructure Services (a)	54,225	3.7	19,007	2.1	204,178	4.3	184,083	4.8
Corporate and Non-Allocated Costs (b)	(66,976)	N/A	(120,812)	N/A	(292,195)	N/A	(323,364)	N/A

Consolidated operating income	$149,448	4.8%	$53,556	2.2%	$540,269	4.8%	$378,849	4.0%

(a)

Included in operating income for the Pipeline and Industrial Infrastructure Services segment for the three and twelve months ended December 31, 2018 were asset impairment charges of $49.4 million and $52.7 million primarily related to the winding down of certain oil influenced operations and assets. Additionally, included in the twelve months ended December 31, 2018 was the impact of $1.3 million in severance and restructuring costs related to the closure of certain operations. Included in the twelve months ended December 31, 2017 was a $1.9 million charge to expense associated with the planned sale of a construction barge, which ultimately was not consummated.

(b)

Included in corporate and non-allocated costs for the three and twelve months ended December 31, 2018 were $1.0 million and $17.2 million of acquisition and integration costs and declines of $3.6 million and $11.2 million in the fair value of contingent consideration liabilities. Included in the three and twelve months ended December 31, 2017 were $58.1 million in asset impairment charges primarily associated with goodwill for two reporting units within our Pipeline and Industrial Infrastructure Services Division. Also included in the three and twelve months ended December 31, 2017 were a $5.2 million decline in the fair value of contingent consideration liabilities and $1.5 million and $10.6 million of acquisition and integration costs. Additionally, included in the twelve months ended December 31, 2017 were attorneys’ fees and related expenses of approximately $4.2 million associated with certain litigation that was resolved in the first quarter of 2017 and a $2.4 million charitable contribution made in connection with the formation and funding of a non-profit line school.

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Quanta Services, Inc. and Subsidiaries Supplemental Remaining Performance Obligations and Backlog Data (In millions) (Unaudited)

Remaining Performance Obligations and Backlog (a non-GAAP measure)

Quanta’s remaining performance obligations represent management’s estimate of consolidated revenues that are expected to be realized from the remaining portion of firm orders for fixed price contracts not yet completed or for which work has not yet begun. For purposes of calculating remaining performance obligations, Quanta includes all estimated revenues attributable to consolidated joint ventures and variable interest entities, revenues from funded and unfunded portions of government contracts to the extent they are reasonably expected to occur and revenues from change orders to the extent management believes additional contract revenues will be earned and are deemed probable of collection.

While backlog is not a defined term under GAAP, it is a common measurement used in Quanta’s industry. Quanta believes this non-GAAP measure enables it to more effectively forecast its future results and better identify future operating trends that may not otherwise be apparent. Quanta’s remaining performance obligations, as described above, are a component of Quanta’s backlog calculation, which also includes estimated orders under master service agreements (MSAs), including estimated renewals, and non-fixed price contracts expected to be completed within one year. Quanta’s methodology for determining backlog may not be comparable to the methodologies used by other companies.

The following table reconciles Quanta’s total remaining performance obligations to its backlog (a non-GAAP measure) by reportable segment as of December 31, 2018 and September 30, 2018, along with estimates of amounts expected to be realized within 12 months of December 31, 2018 and September 30, 2018:

	December 31, 2018		September 30, 2018
	12 Month	Total	12 Month	Total
Electric Power Infrastructure Services
Remaining performance obligations	$2,093.5	$3,045.6	$2,099.1	$3,074.1
Estimated orders under MSAs and short-term, non-fixed price contracts	2,467.6	5,499.8	2,129.0	4,842.7

Backlog	4,561.1	8,545.4	4,228.1	7,916.8

Pipeline and Industrial Infrastructure Services
Remaining performance obligations	1,003.5	1,635.9	1,993.2	2,217.9
Estimated orders under MSAs and short-term, non-fixed price contracts	1,411.4	2,161.3	1,262.9	2,080.2

Backlog	2,414.9	3,797.2	3,256.1	4,298.1

Total
Remaining performance obligations	3,097.0	4,681.5	4,092.3	5,292.0
Estimated orders under MSAs and short-term, non-fixed price contracts	3,879.0	7,661.1	3,391.9	6,922.9

Backlog	$6,976.0	$12,342.6	$7,484.2	$12,214.9

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The following table presents Quanta’s backlog by reportable segment as of December 31, 2018, September 30, 2018 and December 31, 2017, along with an estimate of the backlog amounts expected to be realized within 12 months of each balance sheet date:

	Backlog (a non-GAAP measure) as of
	December 31, 2018		September 30, 2018		December 31, 2017
	12 Month	Total	12 Month	Total	12 Month	Total
Electric Power Infrastructure Services	$4,561.1	$8,545.4	$4,228.1	$7,916.8	$4,032.4	$7,359.2
Pipeline and Industrial Infrastructure Services	2,414.9	3,797.2	3,256.1	4,298.1	2,413.8	3,818.5

Total	$6,976.0	$12,342.6	$7,484.2	$12,214.9	$6,446.2	$11,177.7

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Adjusted Diluted Earnings Per Share

Attributable to Common Stock

For the Three and Twelve Months Ended

December 31, 2018 and 2017

(In thousands, except per share information)

(Unaudited)

The non-GAAP measure of adjusted diluted earnings per share attributable to common stock, when used in connection with diluted earnings per share attributable to common stock, is intended to provide useful information to investors and analysts as they evaluate Quanta’s performance. Management believes that the exclusion of certain items from net income attributable to common stock enables it to more effectively evaluate Quanta’s operations period over period and better identify operating trends that may not otherwise be apparent. As to certain of the items below, (i) non-cash stock-based compensation expense may vary due to acquisition activity, changes in the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted; (ii) amortization of intangible assets is impacted by Quanta’s acquisition activity, and therefore can vary from period to period (iii) acquisition and integration costs vary period to period depending on the level of Quanta’s ongoing acquisition activity; (iv) asset impairment charges and severance and restructuring costs can vary from period to period depending on economic and other factors; (v) changes in fair value of contingent consideration liabilities vary from period to period depending on the forecasted performance of certain acquired businesses; (vi) items related to the Tax Act vary from period to period based on changes to our provisional analysis within the one-year measurement period and as more information, including proposed regulations, becomes available; (vii) income tax contingency releases vary period to period depending on the level of reserves for uncertain tax positions and the expiration dates under various federal and state tax statute of limitations periods; and (viii) income tax items related to entity restructuring and recapitalization efforts can vary period to period depending on operational realignments, economic factors, acquisition activity and as more information, including proposed regulations related to the Tax Act, becomes available. Because adjusted diluted earnings per share attributable to common stock, as defined, excludes some, but not all, items that affect net income attributable to common stock, adjusted diluted earnings per share attributable to common stock as presented in this press release may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measure, net income attributable to common stock, and information reconciling the GAAP and non-GAAP financial measures, are included below.

See the table on the following page.

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Adjusted Diluted Earnings Per Share

Attributable to Common Stock
For the Three and Twelve Months Ended

December 31, 2018 and 2017

(In thousands, except per share information)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Reconciliation of adjusted net income attributable to common stock:
Net income attributable to common stock (GAAP as reported)	$56,816	$113,561	$293,346	$314,978
Adjustments:
Acquisition and integration costs	1,048	1,535	17,233	10,579
Asset impairment charges (a)	49,375	58,057	52,658	59,950
Severance and restructuring costs (b)	—	—	1,326	—
Change in fair value of contingent consideration liabilities	(3,575)	(5,171)	(11,248)	(5,171)
Impact of the Tax Act (c)	38,106	(70,129)	33,067	(70,129)
Impact of income tax contingency releases (d)	(2,108)	(1,753)	(8,049)	(7,223)
Income tax impact primarily related to entity restructuring and recapitalization efforts (e)	—	(18,224)	1,842	(18,224)
Income tax impact of adjustments (f)	(12,891)	(20,402)	(18,649)	(24,197)

Adjusted net income attributable to common stock before certain non-cash adjustments	126,771	57,474	361,526	260,563
Non-cash stock-based compensation	12,681	12,096	52,484	46,448
Amortization of intangible assets	12,459	10,170	43,994	32,205
Income tax impact of non-cash adjustments (f)	(6,569)	(8,230)	(25,219)	(28,877)

Adjusted net income attributable to common stock	$145,342	$71,510	$432,785	$310,339

Weighted average shares:
Weighted average shares outstanding for diluted and adjusted diluted earnings per share	150,827	158,584	154,226	157,155

Earnings per share attributable to common stock:
Diluted earnings per share attributable to common stock (g)	$0.38	$0.72	$1.90	$2.00

Adjusted diluted earnings per share attributable to common stock (g)	$0.96	$0.45	$2.81	$1.97

See notes on the following page.

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Adjusted Diluted Earnings Per Share

Attributable to Common Stock
For the Three and Twelve Months Ended

December 31, 2018 and 2017

(Unaudited)

(a)

The amounts for the three and twelve months ended December 31, 2018 reflect the elimination of asset impairment charges related to the winding down of certain oil influenced operations and assets, and the amount for the twelve months ended December 31, 2018 also reflects a loss related to the exchange of a construction barge for an industrial property. These charges relate to Quanta’s Pipeline and Industrial Infrastructure Services segment. The amounts for the three and twelve months ended December 31, 2017 primarily reflect the elimination of asset impairment charges associated with goodwill related to two reporting units within our Pipeline and Industrial Infrastructure Services Division. Additionally, included in the twelve months ended December 31, 2017 was the elimination of a previous $1.9 million charge associated with a planned sale of the construction barge mentioned above, which ultimately was not consummated, and also related to Quanta’s Pipeline and Industrial Infrastructure Services segment. Although this charge was disclosed in connection with Quanta’s 2017 second quarter results, it was not reflected as an adjustment to GAAP reported results during 2017.The adjustment is reflected above to be comparable to the current period presentation.

(b)

The amount for the twelve months ended December 31, 2018 reflects the elimination of severance and restructuring costs related to the closure of certain operations within Quanta’s Pipeline and Industrial Infrastructure Services segment.

(c)

The amounts for the three and twelve months ended December 31, 2018 reflect the elimination of the adjustments to our provisional estimate recorded related to the impact of the Tax Act. The adjustments primarily relate to refinements of Quanta’s prior estimates and assumptions in connection with filing its 2017 income tax returns and based on regulations issued in connection with the Tax Act. Although Quanta completed its accounting for the effect of the Tax Act within the prescribed one-year measurement period ended on December 22, 2018, it expects further regulations to be issued that could have a material impact on its effective tax rate in future periods. The amount for the three and twelve months ended December 31, 2017 reflects the elimination of the net tax benefits related to the Tax Act, which among other things, lowered the U.S. federal corporate tax rate from 35% to 21% effective January 1, 2018, required payment of a one-time transition tax on earnings of certain foreign subsidiaries, limits and eliminates certain tax deductions and creates new taxes on certain foreign-sourced earnings. The amount includes $85.3 million of tax benefits associated with the re-measurement of U.S. deferred tax assets and liabilities, partially offset by an estimated $15.2 million transition tax on earnings of certain foreign subsidiaries.

(d)	The amounts reflect the releases of tax contingencies upon expiration of certain statute of limitations periods.
(e)

The amounts for the twelve months ended December 31, 2018 and three and twelve months ended December 31, 2017 reflect the elimination of the income tax impact primarily related to entity restructuring and recapitalization efforts.

(f)	The income tax impact of adjustments that are subject to tax is determined using the incremental statutory tax rates of the jurisdictions to which each adjustment relates for the respective periods.
(g)

Both diluted and adjusted diluted earnings per share attributable to common stock for the twelve months ended December 31, 2017 were impacted by attorneys’ fees and related expenses of approximately $4.2 million ($2.7 million net of tax), or $0.02 per share, associated with certain litigation that was resolved in the first quarter of 2017 and a $2.4 million ($1.7 million net of tax), or $0.01 per share, charitable contribution made in connection with the formation and funding of a non-profit line school.

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

EBITA, EBITDA and Adjusted EBITDA

For the Three and Twelve Months Ended

December 31, 2018 and 2017

(In thousands)

(Unaudited)

The following table presents the non-GAAP financial measures of EBITA, EBITDA and Adjusted EBITDA for the three and twelve months ended December 31, 2018 and 2017, which when used in connection with net income attributable to common stock, is intended to provide useful information to investors and analysts as they evaluate Quanta’s performance. EBITA is defined as earnings before interest, taxes, amortization and equity in (earnings) losses of unconsolidated affiliates. EBITDA is defined as earnings before interest, taxes, depreciation, amortization and equity in (earnings) losses of unconsolidated affiliates, and Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization, equity in (earnings) losses of unconsolidated affiliates and certain other items as described below. These measures should not be considered as an alternative to net income attributable to common stock or other measures of performance that are derived in accordance with GAAP. Management believes that the exclusion of these items from net income attributable to common stock enables it to more effectively evaluate Quanta’s operations period over period and to identify operating trends that might not be apparent when including the excluded items. As to certain of the items below, (i) amortization of intangible assets is impacted by Quanta’s acquisition activity, and therefore can vary from period to period; (ii) equity in (earnings) losses of unconsolidated affiliates can vary from period to period depending on the activity and financial performance of unconsolidated affiliates, including deferral of a portion of the earnings on a large construction contract performed for an affiliate in which Quanta has an equity interest and that will be recognized upon completion of the project; (iii) non-cash stock-based compensation expense may vary due to acquisition activity, changes in the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted; (iv) acquisition and integration costs vary period to period depending on the level of Quanta’s ongoing acquisition activity; (v) severance and restructuring costs and asset impairment charges can vary from period to period depending on economic and other factors; and (vi) changes in fair value of contingent consideration liabilities vary from period to period depending on the forecasted performance of certain acquired businesses. Because EBITA, EBITDA and Adjusted EBITDA, as defined, exclude some, but not all, items that affect net income attributable to common stock, such measures may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measure, net income attributable to common stock, and information reconciling the GAAP and non-GAAP financial measures, are included below.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Net income attributable to common stock (GAAP as reported)	$56,816	$113,561	$293,346	$314,978
Interest expense	11,770	6,652	36,945	20,946
Interest income	(427)	(185)	(1,555)	(832)
Provision for (benefit from) income taxes	71,000	(69,651)	161,659	35,532
Amortization of intangible assets	12,459	10,170	43,994	32,205
Equity in (earnings) losses of unconsolidated affiliates	9,891	5,439	52,867	10,945

EBITA	$161,509	$65,986	$587,256	$413,774
Depreciation expense	52,223	48,039	202,519	183,808

EBITDA	$213,732	$114,025	$789,775	$597,582
Non-cash stock-based compensation	12,681	12,096	52,484	46,448
Acquisition and integration costs	1,048	1,535	17,233	10,579
Asset impairment charges (a)	49,375	58,057	52,658	59,950
Severance and restructuring costs (b)	—	—	1,326	—
Change in fair value of contingent consideration liabilities	(3,575)	(5,171)	(11,248)	(5,171)

Adjusted EBITDA	$273,261	$180,542	$902,228	$709,388

See notes on the following page.

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Quanta Services, Inc. and Subsidiaries Reconciliation of Non-GAAP Financial Measures EBITA, EBITDA and Adjusted EBITDA For the Three and Twelve Months Ended December 31, 2018 and 2017 (Unaudited)

(a)

The amounts for the three and twelve months ended December 31, 2018 reflect the elimination of asset impairment charges related to the winding down of certain oil influenced operations and assets, and the amount for the twelve months ended December 31, 2018 also reflects a loss related to the exchange of a construction barge for an industrial property. These charges relate to Quanta’s Pipeline and Industrial Infrastructure Services segment. The amounts for the three and twelve months ended December 31, 2017 primarily reflect the elimination of asset impairment charges associated with goodwill related to two reporting units within our Pipeline and Industrial Infrastructure Services Division. Additionally, included in the twelve months ended December 31, 2017 was the elimination of a previous $1.9 million charge associated with a planned sale of the construction barge mentioned above, which ultimately was not consummated and also related to Quanta’s Pipeline and Industrial Infrastructure Services segment. Although this charge was disclosed in connection with Quanta’s 2017 second quarter results, it was not reflected as an adjustment to EBITDA during 2017. The adjustment is reflected above to be comparable to the current period presentation.

(b)

The amount for the twelve months ended December 31, 2018 reflects the elimination of severance and restructuring costs primarily related to the closure of certain operations within Quanta’s Pipeline and Industrial Infrastructure Services segment.

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Free Cash Flow and Other Non-GAAP definitions

For the Three and Twelve Months Ended

December 31, 2018 and 2017

(In thousands)

(Unaudited)

Reconciliation of Free Cash Flow:

The non-GAAP measure of free cash flow, when used in connection with net cash provided by operating activities, is intended to provide useful information to investors and analysts as they evaluate Quanta’s ability to generate the cash required to maintain and potentially expand its business. Free cash flow is defined as net cash provided by operating activities less net capital expenditures. Net capital expenditures is defined as capital expenditures less proceeds from sale of property and equipment and proceeds from insurance settlements related to property and equipment. Management believes that free cash flow provides useful information to Quanta’s investors because free cash flow is viewed by management as an important indicator of how much cash is provided or used by routine business operations, including the impact of net capital expenditures. Management uses free cash flow for capital allocation purposes as it is viewed as a measure of cash available to pay debt, acquire businesses, repurchase common stock, declare and pay dividends and transact other investing and financing activities. The most comparable GAAP financial measure, net cash provided by operating activities, and information reconciling the GAAP and non-GAAP financial measures, are included below.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Net cash provided by operating activities	$137,172	$197,195	$358,789	$371,891
Less: Net capital expenditures:
Capital expenditures	(70,860)	(76,373)	(293,595)	(244,651)
Proceeds from sale of property and equipment	13,145	6,924	31,780	23,348
Proceeds from insurance settlements related to property and equipment	204	442	714	1,175

Net capital expenditures	(57,511)	(69,007)	(261,101)	(220,128)

Free Cash Flow	$79,661	$128,188	$97,688	$151,763

Other Non-GAAP Definitions:

Days Sales Outstanding:

Days Sales Outstanding is calculated by using the sum of current accounts receivable, net of allowance (which includes retainage and unbilled balances), plus contract assets, less contract liabilities, and divided by average revenues per day during the quarter.

Total Liquidity:

Total liquidity includes Quanta’s cash and cash equivalents and availability under Quanta’s senior secured credit facility.

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Estimated Adjusted Diluted Earnings Per Share

Attributable to Common Stock

For the Full Year 2019

(In thousands, except per share information)

(Unaudited)

The non-GAAP measure of adjusted diluted earnings per share attributable to common stock, when used in connection with diluted earnings per share attributable to common stock, is intended to provide useful information to investors and analysts as they evaluate Quanta’s performance. Management believes that the exclusion of certain items from net income attributable to common stock enables it to more effectively evaluate Quanta’s operations period over period and better identify operating trends that may not otherwise be apparent. As to certain of the items below, (i) amortization of intangible assets is impacted by Quanta’s acquisition activity, and therefore can vary from period to period; (ii) non-cash stock-based compensation expense may vary due to acquisition activity, changes in the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted; and (iii) acquisition and integration costs vary period to period depending on the level of Quanta’s ongoing acquisition activity. Because adjusted diluted earnings per share attributable to common stock, as defined, excludes some, but not all, items that affect net income attributable to common stock, adjusted diluted earnings per share attributable to common stock as presented in this press release may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measure, net income attributable to common stock, and information reconciling the GAAP and non-GAAP financial measures are included below.

	Estimated Range
	Full-Year Ending December 31, 2019
Reconciliation of estimated adjusted net income attributable to common stock:
Net income attributable to common stock (as defined by GAAP)	$407,000	$473,000
Acquisition and integration costs, net of tax	2,000	2,000

Adjusted net income attributable to common stock before certain non-cash adjustments	409,000	475,000
Non-cash stock-based compensation	56,000	56,000
Amortization of intangible assets	49,000	49,000
Income tax impact of non-cash adjustments (a)	(28,000)	(28,000)

Estimated adjusted net income attributable to common stock	$486,000	$552,000

Estimated weighted average shares:
Weighted average shares outstanding for diluted and adjusted diluted earnings per share attributable to common stock	147,200	147,200

Estimated diluted earnings per share attributable to common stock and estimated adjusted diluted earnings per share attributable to common stock:
Estimated diluted earnings per share attributable to common stock	$2.76	$3.21

Estimated adjusted diluted earnings per share attributable to common stock	$3.30	$3.75

(a)

The income tax impact of adjustments that are subject to tax is determined using the estimated incremental statutory tax rates of the jurisdictions to which each adjustment relates for the respective periods.

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Quanta Services, Inc. and Subsidiaries Reconciliation of Non-GAAP Financial Measures Estimated EBITA, EBITDA and Adjusted EBITDA For the Full Year 2019 (In thousands) (Unaudited)

The following table presents the non-GAAP financial measures of estimated EBITA, EBITDA and Adjusted EBITDA, which, when used in connection with estimated net income attributable to common stock, is intended to provide useful information to investors and analysts as they evaluate Quanta’s performance. EBITA is defined as earnings before interest, taxes, amortization and equity in (earnings) losses of unconsolidated affiliates. EBITDA is defined as earnings before interest, taxes, depreciation, amortization and equity in (earnings) losses of unconsolidated affiliates, and Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization, equity in (earnings) losses of unconsolidated affiliates and certain other items as described below. These measures should not be considered as an alternative to net income attributable to common stock or other measures of performance that are derived in accordance with GAAP. Management believes that the exclusion of these items from net income attributable to common stock enables it to more effectively evaluate Quanta’s operations period over period and to identify operating trends that might not be apparent when including the excluded items. As to certain of the items below, (i) amortization of intangible assets is impacted by Quanta’s acquisition activity, and therefore can vary from period to period; (ii) equity in (earnings) losses of unconsolidated affiliates can vary from period to period depending on the activity and financial performance of unconsolidated affiliates, including deferral of a portion of the earnings on a large construction contract performed by Quanta for an affiliate in which Quanta has an equity interest and the subsequent recognition upon completion of the project; (iii) non-cash stock-based compensation expense may vary due to acquisition activity, changes in the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted; and (iv) acquisition and integration costs vary period to period depending on the level of Quanta’s ongoing acquisition activity. Because EBITA, EBITDA and Adjusted EBITDA, as defined, exclude some, but not all, items that affect net income attributable to common stock, such measures may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measure, net income attributable to common stock, and information reconciling the GAAP and non-GAAP financial measures, are included below.

	Estimated Range
	Full Year Ending December 31, 2019
Net income attributable to common stock (as defined by GAAP)	$407,000	$473,000
Interest expense, net	42,000	42,000
Provision for income taxes	170,000	204,000
Amortization of intangible assets	49,000	49,000
Equity in (earnings) losses of unconsolidated affiliates	(60,000)	(60,000)

EBITA	$608,000	$708,000
Depreciation expense	208,000	208,000

EBITDA	$816,000	$916,000
Non-cash stock-based compensation	56,000	56,000
Acquisition and integration costs	3,000	3,000

Adjusted EBITDA	$875,000	$975,000

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